                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Office Depot, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Office Depot, Inc. will be held on October 1, 1997, at 10:00 a.m. EDT, at the Boca Raton Marriott, 5140 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

     1. To elect nine directors to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified;

     2. To approve an amendment to the Office Depot, Inc. Designated Executive Incentive Plan;

     3. To approve amendments to the Office Depot, Inc. Omnibus Equity Plan and the grant of the July 1997 Options (as defined in the Proxy Statement);

     4. To approve the Office Depot, Inc. Long-Term Equity Incentive Plan;

     5. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 27, 1997; and

     6. To transact any other business that may come before the meeting.

     Stockholders of record as of the close of business on August 19, 1997 are entitled to notice of and to vote at the annual meeting of stockholders or any adjournment thereof.

                                           By order of the Board of Directors,

                                           LOGO
                                           BARRY J. GOLDSTEIN
                                           Secretary

August 25, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. THEREFORE, EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN YOUR PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                            TELEPHONE (561) 278-4800

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Office Depot, Inc. ("Office Depot" or the "Company") for use at the annual meeting of the Company's stockholders to be held on October 1, 1997, at 10:00 a.m. EDT, at the Boca Raton Marriott, 5140 Town Center Circle, Boca Raton, Florida 33486, and at any adjournment of that meeting (the "Annual Meeting"). The purpose of the Annual Meeting is to: (1) elect nine directors to the Board; (2) approve an amendment extending the term of the Office Depot, Inc. Designated Executive Incentive Plan (the "Designated Executive Plan"), (3) approve amendments to the Office Depot, Inc. Omnibus Equity Plan (the "Omnibus Equity Plan") and the grant of the July 1997 Options (as defined below), (4) approve the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Equity Incentive Plan"), (5) ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 27, 1997 and (6) transact any other business that may come before the meeting.

     If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for: (1) the election of all nominees, (2) approval of an amendment to the Designated Executive Plan, (3) approval of the amendments to the Omnibus Equity Plan and the grant of the July 1997 Options, (4) approval of the Equity Incentive Plan and (5) ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 27, 1997.

     The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

     Solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. The Company has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions and forwarding solicitation materials for a fee of $5,500 plus the reimbursement of expenses. All expenses of solicitation of proxies will be paid by the Company.

     A proxy may be revoked at any time prior to its exercise at the Annual Meeting by written notice delivered to the Corporate Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting by ballot.

     Holders of record of Common Stock as of the close of business on August 19, 1997, will be entitled to vote at the Annual Meeting. As of August 19, 1997, there were 157,846,820 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Pursuant to Delaware law, broker "non-votes" are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

     This Proxy Statement and the accompanying proxy are being sent to the Company's stockholders on or about August 25, 1997.

ELECTION OF DIRECTORS

     The Nominating Committee of the Board has nominated the following nine persons for election to the Board at the Annual Meeting:

David I. Fuente   John C. Macatee        Cynthia R. Cohen
Herve Defforey    W. Scott Hedrick       James L. Heskett
Michael J. Myers  Frank P. Scruggs, Jr.  Peter J. Solomon

     Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees have indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     Directors will be elected by a plurality of the shares present and voting at the meeting.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

APPROVAL OF THE 1997-2001 DESIGNATED EXECUTIVE INCENTIVE PLAN

     In July 1997, the Board approved an amendment to the Office Depot 1994-1998 Designated Executive Incentive Plan to provide that the plan shall continue in effect until December 31, 2001 and directed that the amended plan be submitted to the Company's stockholders for approval at the Annual Meeting. Without such amendment the plan would have terminated by its terms at the end of the 1998 fiscal year. The Board made no other amendments to the plan. The following is a summary of the features of the Designated Executive Plan, which is qualified in its entirety by reference to the Designated Executive Plan, a copy of which may be obtained from the Company at no charge. As awards to be made under the Designated Executive Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the plan are not determinable.

     The Designated Executive Plan provides for the payment of awards, which are expressed as a percentage of base salary, to those key employees of the Company designated by the Board each year. Awards under the Designated Executive Plan are based upon the achievement of annual performance objectives which are determined annually by the Compensation Committee and shall be based upon one or more of the following five measurements of the Company's performance for the relevant period, as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. The maximum award that any participant may receive in any single year under the Designated Executive Plan is $2 million.

     Executive officers of the Company may participate in the Office Depot, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") and defer all or part of their awards under the Designated Executive Plan. Amounts so deferred will give rise to a deduction by the Company, and will be included in compensation subject to the $1 million limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") in the year in which they are paid out to the participant. The Company has reserved the discretionary power under the Deferred Compensation Plan to defer payments under such plan to the extent necessary to prevent a participant's includible compensation from exceeding the $1 million limit under Section 162(m) of the Code for any given year.

  Administration

     The Designated Executive Plan is administered by a committee of the Board, which consists of two or more outside directors of the Company within the meaning of Section 162(m). The Compensation Committee, currently consisting of Mr. Hedrick, Mr. Scruggs and Ms. Cohen, administers the Designated Executive Plan. The Compensation Committee may adopt, amend and repeal such rules, guidelines and practices governing the Designated Executive Plan as it deems advisable, and interprets the terms and provisions of the Designated Executive Plan and the awards issued thereunder. In addition, the Compensation Committee may decrease or eliminate an award under the Designated Executive Plan.

  Eligibility

     The Compensation Committee is authorized to grant awards to such designated key employees of the Company as the Compensation Committee selects each year. The annual performance objectives and corresponding award levels for each participant are determined by the Compensation Committee each year within the first 90 days of such year.

  Termination

     The Designated Executive Plan will expire by its terms on December 31, 2001 and may be terminated by the Board at any time. Before being amended, the Designated Executive Plan would have terminated at the end of the 1998 fiscal year.

  Approval Required

     An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of the Designated Executive Plan, as amended.

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
              OF THE 1997-2001 DESIGNATED EXECUTIVE INCENTIVE PLAN

APPROVAL OF AMENDMENTS TO THE OMNIBUS EQUITY PLAN AND THE GRANT OF THE JULY 1997 OPTIONS

     In July 1997, the Board amended the Company's existing Omnibus Equity Plan subject to stockholder approval. The Board determined, after the proposed merger with Staples, Inc. was terminated in early July 1997, that it was necessary to increase the size of the plan and make more options available in order to retain key management and professional staff required to meet the Company's objectives and provide incentives to key personnel to maximize shareholder value. The action by the Board was prompted by a review of the number of shares that remained available for delivery under the plan. As of July 21, 1997, 4,725,000 shares were reserved for issuance under the plan and of these, only 772,959 shares were available for future issuance under additional awards (assuming all outstanding awards are fully exercised). The amendments (i) increased the total number of shares of Common Stock with respect to which awards may be granted under the Omnibus Equity Plan from 4,725,000 shares to 9,725,000 shares and (ii) increased the number of shares of Common Stock with respect to which awards may be granted to a continuing employee from 250,000 shares to 500,000 shares and a new employee from 400,000 shares to 750,000 shares.

     On July 25, 1997, under the Omnibus Equity Plan as so amended, the Compensation Committee granted 2,664,500 options to 269 employees (the "July 1997 Options") which included an option granted to the Company's Chief Executive Officer to purchase 300,000 shares of Common Stock. All of the above grants were made subject to stockholder approval because there were not enough shares previously approved by stockholders available under the plan. By their terms, the July 1997 Options vest and become exercisable in full only on the third anniversary of the date of grant in contrast with the Company's standard options which typically vest in tranches of one third in each of three years. The grant of the July 1997 Options was also made contingent upon the grantee entering into an agreement with the Company which contains noncompete, non-solicitation and confidentiality provisions.

     Upon stockholder approval of the Equity Incentive Plan, no further grants of awards will be made under the Omnibus Equity Plan or the Directors Stock Option Plan and all awards will thereafter be made under the Equity Incentive Plan. The amendments to the Omnibus Equity Plan and the July 1997 Options are contingent upon obtaining stockholder approval. Stockholder approval of these amendments is required pursuant to the terms of the Omnibus Equity Plan and to comply with certain provisions of Section 162(m) of the Code and the listing requirements of the New York Stock Exchange.

     The Omnibus Equity Plan was established on April 4, 1995. The purpose of the Omnibus Equity Plan is to provide officers, directors and employees, including named executive officers, identified by the Compensation Committee as key employees of the Company or its affiliates, and other individuals similarly identified by the Compensation Committee as providing significant services for the Company or its affiliates, with an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of the Omnibus Equity Plan to grant options and stock appreciation rights that may constitute performance-based compensation for named executive officers as described under Section 162(m) of the Code. The Omnibus Equity Plan provides, in general, for grants of options, stock appreciation rights related to options ("Related SARs"), stock appreciation rights not related to options ("Unrelated SARs") and restricted stock (collectively referred to as "Grants"). As Grants to be awarded under the Omnibus Equity Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the Omnibus Equity Plan are not determinable.

     The following is a summary of the features of the Omnibus Equity Plan as amended, which is qualified in its entirety by reference to the Omnibus Equity Plan, a copy of which may be obtained from the Company at no charge.

  Administration

     The Omnibus Equity Plan is administered by a committee designated by the Board that is intended to consist of at least two directors who qualify as "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who meet or are deemed to meet the "outside director" requirement of Section 162(m). The Board has designated the Compensation Committee to administer the Omnibus Equity Plan. Determinations of the Compensation Committee on all matters relating to the Omnibus Equity Plan or any specific Grant shall be conclusive.

  Shares Reserved

     Subject to adjustments for certain changes in the number of issued shares of Common Stock and after the amendment of the Omnibus Equity Plan, a total of 9,725,000 shares of Common Stock will be available for issuance under the plan (4,725,000 shares were available prior to the current amendment for which approval is sought); provided, however, that (i) Grants of options and/or Unrelated SARs made to any continuing employee in any one year may not exceed 500,000 shares of Common Stock (250,000 shares prior to the current amendment for which approval is sought), (ii) Grants of options and/or Unrelated SARs made to any individual for the year in which such individual became an employee of the Company may not exceed 750,000 shares of Common Stock (400,000 shares prior to the current amendment for which approval is sought) and (iii) Grants of incentive stock options first exercisable by any person in any one year shall not have an aggregate fair market value in excess of $100,000. As a further limitation, the total number of shares of Common Stock available for issuance with respect to restricted stock Grants shall not exceed two percent of the number of shares of Common Stock issued and outstanding on the date the plan was initially approved by the stockholders, as adjusted for stock splits, the payment of stock dividends, or other changes in capitalization effected without consideration to the Company. Shares of Common Stock delivered under the Omnibus Equity Plan may be either authorized and unissued shares, treasury shares, reacquired shares or any combination thereof. As of August 19, 1997, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $17.375 per share.

  Eligibility

     Grants under the Omnibus Equity Plan may be made to any employee of the Company or any of its affiliates who is designated by the Compensation Committee as a key employee and to any other person who performs significant services for the Company or any of its affiliates and is so designated by the Compensation Committee. As of August 19, 1997, the Company employed approximately 31,000 persons.

TERM AND TYPES OF GRANTS

     The term of each Grant shall be determined by the Compensation Committee, except that an incentive stock option shall be exercisable for a period of not more than 10 years from the Grant date or, in the case of a holder of stock constituting more than 10 percent of the voting power of the Company, five years from such date.

     Options. The Omnibus Equity Plan provides for the Grants of incentive stock options described in Code Section 422 ("Incentive Options") and other options subject to the provisions of Code Section 83 ("Nonqualified Options"), on such terms as the Compensation Committee may determine. The exercise price of options (the "Option Price") may not be less than 100 percent of the fair market value of a share of Common Stock on the Grant date, except that Incentive Options held by a person who owns stock representing more than 10 percent of the voting power of the Company may not be granted for less than 110 percent of the fair market value of a share of Common Stock on such date.

     Each option shall be exercisable during the period determined by the Compensation Committee. The Omnibus Equity Plan permits payment of the purchase price to be made: (i) in cash; (ii) in shares of Common Stock owned by the grantee for at least six months or such other period as the Compensation Committee may prescribe; (iii) through the simultaneous sale through a broker of shares of unrestricted Common Stock acquired on exercise; (iv) with the consent of the Compensation Committee in its sole discretion, by a full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance; or (v) any combination of the foregoing.

     SARs. The Compensation Committee may grant Related or Unrelated SARs to any eligible employee on such terms as the Compensation Committee may determine. Related SARs shall become and remain exercisable to the same extent as the options to which they relate. Unrelated SARs shall become and remain exercisable under such terms as the Compensation Committee may determine. Unless otherwise provided by the Compensation Committee, the exercise of Related SARs shall result in the cancellation or forfeiture of the options to which they relate, to the extent of such exercise.

     Upon exercise of an SAR, a grantee will receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the date of such exercise; and (ii) an amount equal to (A) in the case of a Related SAR, the exercise price of the option to which it relates, unless the Compensation Committee specifies a higher amount, or (B) in the case of an Unrelated SAR, the fair market value of a share of Common Stock on the Grant date of such SAR (the "base amount"), unless the Compensation Committee specifies a higher amount. The benefit upon the exercise of an SAR shall be payable in cash or Common Stock as determined by the Compensation Committee.

     Termination of Options and SARs. Generally, all options and SARs held by a grantee upon termination of such grantee's employment shall terminate, although the Omnibus Equity Plan provides for certain exceptions depending on the circumstances of the employee's termination. In the case of regular termination (i.e., other than for cause, retirement or death), a grantee is allowed a period of 90 days after termination in which to exercise all options and SARs that were exercisable immediately prior to the termination. In the event of retirement, a grantee is permitted 18 months after termination in which to exercise Grants vested as of the date of termination. Upon death before regular termination, a grantee's representative or beneficiary receives 18 months in which to exercise all the grantee's options and SARs, whether or not such Grants were exercisable at the time of death. Upon death after regular termination or retirement, a grantee's representative or beneficiary has until the earlier of (i) 12 months after the date of death, (ii) 90 days after the date of regular termination and
(iii) 18 months after the date of retirement to exercise the grantee's options and SARs that were exercisable immediately prior to the date of death. In none of these cases, however, may options or SARs be exercised after the date on which they would have expired pursuant to the terms of the Omnibus Equity Plan and the related plan agreement.

     Restricted Stock. The Compensation Committee may grant shares of Common Stock subject to such conditions and restrictions as the Compensation Committee may determine ("Restricted Stock"). Restricted Stock may be awarded alone or in tandem with other Grants. The vesting of a Grant of Restricted Stock may be conditioned upon the completion of a specified period of employment with the Company or any affiliate, the attainment of specified performance goals and/or such other conditions as the Compensation Committee may determine. The unvested portion of a grant of Restricted Stock that has not fully vested shall terminate upon a grantee's termination of employment for any reason. Payment of any purchase price for shares of Restricted Stock shall be made under such terms as are determined by the Compensation Committee.

  Non-transferability

     No Grant awarded under the Omnibus Equity Plan shall be assignable or transferable by the grantee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code or ERISA), and all rights may be exercised during the grantee's lifetime only by the grantee.

  Adjustments of Grants

     The Compensation Committee may not grant an option or SAR in substitution for a previously granted option or SAR if the new option or SAR would have a lower per share exercise price or base amount than the Grant it replaces. The Compensation Committee is not precluded, however, from making an equitable adjustment to the maximum number of shares of Common Stock that may be issued under the Omnibus Equity Plan, the maximum number of options and Unrelated SARs that may be awarded to any one person in any year, the number of shares subject to Grants and the exercise price or base amount of Grants for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of such shares, other capital adjustments or the payment of a stock dividend or other change in such shares of Common Stock effected without receipt of consideration by the Company. Fractional shares resulting from any such adjustment shall be eliminated. No such adjustment shall be made in a manner that causes an Incentive Option to fail to continue to qualify under Code
Section 422.

  Amendment and Termination

     The Board may from time to time in its discretion amend or terminate the Omnibus Equity Plan, except that no such amendment or termination shall impair any rights under any Grant made prior to the amendment's effective date without the consent of the grantee, and provided that no such amendment shall, without stockholder approval: (i) materially increase benefits accruing to grantees;
(ii) increase the maximum number of shares available under the plan or that may be granted to any person in any year; (iii) materially modify the class of employees eligible to receive Grants; (iv) provide for Grants of stock options or SARs having an exercise price of less than 100 percent of fair market value on the Grant date; or (v) extend the term of the plan beyond April 4, 2005. The Omnibus Equity Plan shall terminate on April 4, 2005 or on such earlier date as the Board may determine.

  Approval Required

     The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock represented in person or by proxy at the meeting is required for approval of the amendments to the Omnibus Equity Plan and the July 1997 Options. Approval of the Omnibus Equity Plan and July 1997 Options is required pursuant to the terms of the Omnibus Equity Plan and to comply with certain provisions of Section 162(m) of the Code and the listing requirements of the New York Stock Exchange.

  Federal Income Tax Consequences

     For a discussion of the Federal income tax rules relevant to stock options, SARs and supplemental cash payments, see "Certain Federal Income Tax Consequences" under "Approval of the Equity Incentive Plan."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE OMNIBUS EQUITY PLAN AND THE GRANT OF THE JULY 1997 OPTIONS.

APPROVAL OF THE EQUITY INCENTIVE PLAN

  General

     The Office Depot, Inc. Long-Term Equity Incentive Plan (the "Equity Incentive Plan"), which the Board of Directors adopted effective October 1, 1997, subject to stockholder approval, provides for grants of stock options, stock appreciation rights ("SARs") in tandem with options, restricted stock, performance awards and any combination of the foregoing to certain directors, officers, key employees of, and certain other key individuals who perform services for, the Company and its subsidiaries. The Equity Incentive Plan will replace the Office Depot, Inc. Omnibus Equity Plan (the "Omnibus Equity Plan") and the Office Depot, Inc. Directors Stock Option Plan (the "Directors Stock Option Plan" and, together with the Omnibus Equity Plan, the "Prior Equity Plans") and no further options will be issued under these plans after the Equity Incentive Plan is approved. The purpose of adopting the Equity Incentive Plan is to (i) put in place an equity incentive plan that will allow the Company to provide such individuals with incentives to maximize stockholder value and otherwise contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility and (ii) bring the Company's equity incentive programs in compliance with the amendments to the Securities and Exchange Commission Rules promulgated under Section 16 of the Securities Exchange Act of 1934 which became effective August 15, 1996. The 10,212,500 shares of Common Stock (subject to adjustment under certain circumstances) to be reserved for issuance under the Equity Incentive Plan include the 4,725,000 shares and the 487,500 shares previously approved by stockholders under the Omnibus Equity Plan and Directors Stock Option Plan, respectively, and the 5,000,000 additional shares under the Omnibus Equity Plan for which stockholder approval is sought pursuant to this proxy. (See "Approval of Amendments to the Omnibus Equity Plan and the July 1997 Options.")

     The Equity Incentive Plan will be administered by the Compensation Committee. As grants to be awarded under the Equity Incentive Plan will be made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the Equity Incentive Plan are not determinable. No grants have been made to date under the Equity Incentive Plan; however, grants of 2,036,276 stock options were made and grants of 841,942 stock options were canceled under the Omnibus Equity Plan and the Directors Stock Option Plan in 1996.

     A total of 10,212,500 shares of Common Stock will be reserved for issuance pursuant to the Equity Incentive Plan, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend or similar change in the corporate structure of the Company or the outstanding shares of Common Stock. Such shares may be, in whole or in part, authorized and unissued or reacquired and held as treasury shares. Upon adoption of the Equity Incentive Plan, the shares of Common Stock reserved for issuance under the Equity Incentive Plan will include the shares reserved for issuance under the Prior Equity Plans. As of

August 19, 1997, the closing price of the Common Stock as reported on the New York Stock Exchange was $17.375 per share.

     The following is a summary of the terms of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

TERMS OF THE EQUITY INCENTIVE PLAN

     Eligibility. Directors (whether or not employees), officers and key employees of the Company and its subsidiaries selected by the Compensation Committee will be eligible to receive grants pursuant to the Equity Incentive Plan, except that only employees may receive grants of incentive stock options pursuant to the Equity Incentive Plan. As of August 19, 1997, the Company had approximately 31,000 employees.

     Stock Options. Pursuant to the Equity Incentive Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive options"), and other stock options ("non-qualified options"); provided, however, that (i) the number of shares of Common Stock underlying grants of options and/or SARs made to any participant in any one year shall not exceed 500,000 shares; provided, however, that the Committee may make grants of options and/or SARs to any individual during the calendar year in which such individual becomes an employee of the Company not to exceed 750,000 shares and (ii) the Common Stock underlying grants of incentive options first exercisable by any person in any one year shall not have an aggregate fair market value in excess of $100,000. The exercise price of any option will be determined by the Compensation Committee in its discretion, provided that the exercise price of an incentive option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of the Company may not be less than 110% of such fair market value on such date.

     The term of each option will be established by the Compensation Committee, subject to a maximum term of ten years from the date of grant in the case of a non-qualified option or an incentive option and of five years from the date of grant in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Company. In addition, the Equity Incentive Plan provides generally that all options cease vesting on, and terminate 90 days after, the date on which a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries, although the Equity Incentive Plan provides for certain exceptions. Except as may otherwise be provided for by the Committee: (a) in the case of the grantee's death while still an employee, all of the grantee's options become fully vested and exercisable and remain so for 18 months after the date of death, provided that all incentive options must be exercised within twelve months of the grantee's death or they will be treated as non-qualified stock options under the plan; (b) in the event of retirement as an employee, only the options vested as of the date of retirement will remain exercisable, for a period of 18 months after retirement, provided that all incentive options must be exercised within 90 days of retirement or they will be treated as non-qualified stock options; (c) upon termination for cause, all options terminate immediately; and (d) upon a change in control of the Company, all options become fully vested and exercisable.

     SARs. The Compensation Committee may grant SARs in tandem with stock options to any optionee pursuant to the Equity Incentive Plan. SARs become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

     Restricted Stock. Under the Equity Incentive Plan, the Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (which shall be at least six months except as otherwise described below), as it determines in its discretion. A grantee will be required to pay the Company at least the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares are treasury shares, except as otherwise provided by the Compensation Committee. Except as may be otherwise provided by the Compensation Committee, all restrictions on a grantee's restricted stock will lapse immediately prior to a change in control of the Company or at such time as the grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company or its subsidiaries due to death or retirement. Except as may be otherwise provided by the Compensation Committee, if a grantee ceases to serve as such a director, officer or employee for, or to otherwise perform services for, the Company or its subsidiaries for any other reason, all of his or her restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

     Performance Awards. Pursuant to the Equity Incentive Plan, the Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria, such as return on equity, over a specified performance cycle, all as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria.

     Except as otherwise provided by the Compensation Committee, in the event of a change in control of the Company, or if a grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company or its subsidiaries due to death, disability or retirement, prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based upon the achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If a grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company or its subsidiaries for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

     Vesting. The terms and conditions of each award made under the Equity Incentive Plan, including vesting requirements, will be set forth, consistent with the Equity Incentive Plan, in a written agreement with the grantee. Unless the Compensation Committee determines otherwise, no award under the Equity Incentive Plan may vest and become exercisable within six months of the date of grant; provided, except as may be otherwise provided by the Compensation Committee, that all awards will vest immediately prior to a change in control of the Company and in certain other circumstances upon a participant's termination of employment or performance of services for the Company as described above.

     Transferability. Unless the Compensation Committee determines otherwise, no award made pursuant to the Equity Incentive Plan will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each award may be exercised only by the grantee or his or her guardian or legal representative.

     Amendment and Termination of the Equity Incentive Plan. No options may be granted under the Equity Incentive Plan after the close of business on September 30, 2007 and the plan may be earlier terminated by the Board at any time. The Board may amend the Equity Incentive Plan in its discretion, except that no amendment will become effective without the approval of the Company's stockholders if such approval is necessary for continued compliance with the performancebased compensation exception of Section 162(m) of the Code or any stock exchange listing requirements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the Equity Incentive Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

     Non-Qualified Options. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the Common Stock acquired over the option exercise price. However, in the case of a person subject to the short swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, whose grant is exempted from matching thereunder pursuant to the six-month holding provision of Rule 16b-3(d)(3) (a "16b-3(d)(3) Person"), income is recognized, and such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the option grant date unless such grantee elects to be taxed based on the fair market value of the Common Stock on the date of exercise by filing an election with the Internal Revenue Service within 30 days after the exercise date to recognize income on the exercise date (a "Section 83(b) Election"). A grantee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the option grant date, if later, in the case of a grantee who is a 16b-3(d)(3) Person and who makes no such Section 83(b) Election). The Company is entitled to a deduction equal to the compensation taxable to the grantee.

     If a grantee sells Common Stock acquired pursuant to the exercise of a non-qualified option, such grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and the grantee's basis in the stock. Capital gains are currently taxed at a maximum rate of 20% in the case of stock held for more than 18 months, 28% in the case of stock held for more than 12 months and not more than 18 months and 39.6% in the case of stock held for not more than 12 months. The capital gain holding period will begin on the exercise date (in the case of a grantee who is a 16b-3(d)(3) Person and who does not make a Section 83(b) Election, or the later of the exercise date or the date six months after the option grant date). The Company is not entitled to any deduction with respect to any capital gain recognized by the grantee.

     Capital losses on the sale of such stock may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

     Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) over the option exercise price will be included in the grantee's alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive option
(i) more than one year after the date of exercise, and (ii) more than two years after the grant date (the "Required Holding Periods"), the grantee recognizes capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

     If a grantee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the option grant date, if later, in the case of a 16b-3(d)(3) Person), the excess will be taxable to the grantee as capital gain. The Company is not allowed a deduction with respect to any such capital gain recognized by the grantee.

     Use of Shares to Pay Option Price. If a grantee delivers previously acquired shares of Common Stock, however acquired, in payment of all or any part of the exercise price of a non-qualified option, the grantee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired shares after their acquisition date. The grantee's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the grantee as ordinary income (reduced by any portion of the option price paid other than by delivering previously acquired shares). Such income is recognized and such fair market value is determined on the date of exercise, except in the case of 16b-3(d)(3) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation recognized by the grantee.

     If a grantee delivers previously acquired Common Stock (other than stock acquired upon exercise of an incentive option and not held for the Required Holding Periods) in payment of all or part of the option price of an incentive option, the grantee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired Common Stock after its acquisition date. The grantee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16b-3(d)(3) Persons). Proposed regulations provide that when an incentive option is exercised using previously acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

     If a grantee pays the exercise price of an incentive option in whole or in part with previously acquired Common Stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the grantee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The grantee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the grantee recognizes.

     One Million Dollar Compensation Limit. If an employee's total compensation from the Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by the Company under Section 162(m) of the Code. Affected employees are generally the Company's Chief Executive Officer and the four other most highly compensated executive officers at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. The Company intends that compensation realized upon the exercise of an option, SAR or other award granted under (i) the Equity Incentive Plan, (ii) the Omnibus Equity Plan, (iii) the Directors Stock Option Plan and (iv) the Designated Executive Plan be regarded as "performance-based" under Section 162(m) of the Code and that such compensation be deductible without regard to the limits of Section 162(m) of the Code.

  Approval Required

     The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting is required for approval of the Equity Incentive Plan. Approval of the Equity Incentive Plan is required for shares of Common Stock issued pursuant thereto to be listed for trading on the New York Stock Exchange and for grants of options and SARs made pursuant thereto to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code.

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                          OF THE EQUITY INCENTIVE PLAN

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 27, 1997. Deloitte & Touche LLP has audited the consolidated financial statements of the Company each year since 1990. Representatives of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board will select other independent accountants.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of August 19, 1997 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each of (a) the Company's Chief Executive Officer, (b) the Company's four most highly compensated executive officers who were serving as executive officers at the end of the 1996 fiscal year and (c) one additional individual for whom disclosure would have been provided pursuant to clause (b) above but for the fact that the individual was not serving as an executive officer at the end of the 1996 fiscal year (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group. Beneficial ownership of less than one percent is indicated by an asterisk. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name, and the address of each of the entities named in the table is the Company's address. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                               NUMBER OF
                                                                 SHARES         PERCENT OF
                                                              BENEFICIALLY        CLASS
                NAME OF INDIVIDUAL OR GROUP                     OWNED(1)      OUTSTANDING(2)
                ---------------------------                   ------------    --------------
Massachusetts Financial Services Company(3)                   11,989,984             7.6%
  500 Boylston Street
  Boston, Massachusetts 02116
FMR Corp.(4)                                                   9,451,850             6.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
Fourcar B.V.(5)                                                9,192,600             5.8%
  Coolsingel 139
  3012 AG Rotterdam
  The Netherlands
F. Terry Bean(6)                                                 150,712               *
Richard M. Bennington(7)                                         259,532               *
Harry S. Brown(8)                                                 82,811               *
Cynthia R. Cohen(9)                                               16,408               *
Herve Defforey(10)                                             9,195,100             5.8%
David I. Fuente(11)                                            1,489,146               *
Barry J. Goldstein(12)                                           492,999               *
W. Scott Hedrick(13)                                              70,532               *
James L. Heskett(14)                                               3,500               *
John C. Macatee                                                      200               *
Michael J. Myers(15)                                              43,786               *
Frank P. Scruggs, Jr.                                                 --               *
Peter J. Solomon (16)                                            113,314               *
All Executive Officers and Directors as a Group (16           12,388,356             7.7%
  persons)(17)

---------------

 (1) Includes shares of Common Stock subject to options which are exercisable within 60 days of August 19, 1997.
 (2) Based on 157,846,820 shares of Common Stock outstanding as of August 19, 1997. Shares subject to options exercisable within 60 days of August 19, 1997 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.
 (3) Based solely upon a Schedule 13G dated February 12, 1997. Of the 11,989,984 shares shown as beneficially owned by Massachusetts Financial Services Company ("MFSC"), MFSC has sole voting power with respect to 11,804,034 of such shares and sole dispositive power with respect to all 11,989,984 of such shares.
 (4) Based solely upon a Schedule 13G dated February 14, 1997. Of the 9,451,850 shares shown as beneficially owned by FMR Corp. ("FMR"), FMR has sole voting power with respect to 135,355 of such shares and sole dispositive power with respect to all 9,451,850 of such shares.
 (5) Based solely upon a Schedule 13D dated July 31, 1995.
 (6) Includes options to purchase 145,000 shares issued to Mr. Bean pursuant to the Office Depot, Inc. Omnibus Equity Plan (the "Option Plan").
 (7) Includes options to purchase 252,087 shares issued to Mr. Bennington pursuant to the Option Plan.
 (8) Includes options to purchase 76,666 shares issued to Mr. Brown pursuant to the Option Plan. Mr. Brown resigned from the Company as of August 1, 1997.
 (9) Includes options to purchase 15,000 shares issued to Ms. Cohen as a director of the Company.
(10) Includes options to purchase 2,500 shares issued to Mr. Defforey as a director of the Company. Mr. Defforey is a director of the Company and has served as Member of the executive board in charge of Finance and Administration of the Company's joint venture partner in France, Carrefour
     S. A. ("Carrefour") and is a Member of the Supervisory Board of Carrefour Nederland B.V. (a subsidiary of Carrefour which directly owns all of the outstanding capital stock of Fourcar B.V.) and may be deemed to share voting and dispositive power as to the 9,192,600 shares held of record by Fourcar B.V. Mr. Defforey disclaims beneficial ownership of these shares.
(11) Includes options to purchase 1,128,490 shares issued to Mr. Fuente pursuant to the Option Plan, 1,890 shares held of record by his spouse, 3,990 shares held of record by his step-daughter, Rebecca Mishkin, and 2,300 shares held of record by an irrevocable trust for the benefit of his step-daughter. Mr. Goldstein is the trustee of such trust. Mr. Fuente disclaims beneficial ownership of the shares held by his spouse, his stepdaughter and Mr. Goldstein, as trustee.
(12) Includes options to purchase 376,701 shares issued to Mr. Goldstein pursuant to the Option Plan and 2,300 shares held of record by an irrevocable trust for the benefit of Mr. Fuente's step-daughter, of which Mr. Goldstein is the trustee. As the trustee, Mr. Goldstein has investment and voting power with respect to the shares held by the trust. Mr. Goldstein disclaims beneficial ownership of the shares held by the trust.
(13) Includes options to purchase 38,011 shares issued to Mr. Hedrick as a director of the Company.
(14) Includes options to purchase 2,500 shares issued to Mr. Heskett as a director of the Company.
(15) Includes options to purchase 40,786 shares issued to Mr. Myers as a director of the Company.
(16) Includes options to purchase 18,750 shares granted to Mr. Solomon as a director of the Company.
(17) Includes options to purchase 2,535,907 shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board. The following sets forth certain information concerning each of the Company's directors and executive officers:

  Directors.

DAVID I. FUENTE                                                          AGE: 51

     Mr. Fuente has been Chairman of the Board and Chief Executive Officer since he joined the Company in December 1987. For five years prior to that time, he was employed by The Sherwin-Williams Co. ("Sherwin-Williams") as President of its Paint Stores Group, a chain of over 1,800 paint stores. Prior positions included Vice President of Marketing of the Paint Stores Group and Vice President of Marketing, Consumer Division, and Vice President of Marketing, Automotive Aftermarket Division of Sherwin-Williams.

JOHN C. MACATEE                                                          AGE: 46

     Mr. Macatee has been President and Chief Operating Officer and a director since he joined the Company in August 1997. Prior to joining the Company, Mr. Macatee served as President of the Sherwin-Williams' Paint Stores Group from September 1992 to August 1997. Prior thereto, Mr. Macatee served as President and General Manager, South Central Division of the Paint Stores Group since June 1986.

CYNTHIA R. COHEN                                                         AGE: 44

     Ms. Cohen has been a director since July 1994. She is the President of MARKETPLACE 2000, a marketing and strategy consulting firm. Prior to founding the firm in 1990, she was a Partner of Deloitte & Touche. Ms. Cohen is a director of Loehmann's Holdings, Inc., One Price Clothing, Inc. and Capital Factors, Inc.

HERVE DEFFOREY                                                           AGE: 47

     Mr. Defforey has been a director since May 1996. Since 1993, Mr. Defforey has served as Member of the executive board in charge of Finance and Administration of the Company's joint venture partner in France, Carrefour. From 1990 to 1993, he served as Director of Diversification for EBRO SA. Mr. Defforey is a Member of the Supervisory Board of Carrefour Nederland B.V. (a subsidiary of Carrefour which directly owns all of the outstanding capital stock of Fourcar B.V. which owns approximately 5.8% of the Company's issued and outstanding shares of common stock). Mr. Defforey is a director of the joint venture entered into between the Company and Carrefour which owns and operates office supply stores in France.

W. SCOTT HEDRICK                                                         AGE: 51

     Mr. Hedrick has been a director since April 1991. From November 1986 until April 1991, he was a director of The Office Club, Inc., a subsidiary of the Company since April 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979.

JAMES L. HESKETT                                                         AGE: 64

     Mr. Heskett has been a director since May 1996. Mr. Heskett has served on the faculty of the Harvard University Graduate School of Business Administration since 1965 and has taught courses in marketing, business logistics, the management of service operations, business policy and service management. Mr. Heskett is a director of Equitable of Iowa Companies.

MICHAEL J. MYERS                                                         AGE: 56

     Mr. Myers has been a director since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds, and a director of Smith Barney Venture Corp., a wholly-owned subsidiary of Smith Barney, Inc., which acts as the managing general partner of two private venture capital equity funds. Until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Incorporated ("Smith Barney"). He joined Smith Barney's venture capital group in 1972 and has had a senior operating responsibility for that group since 1976. Prior to 1972, he spent three years with J.H. Whitney & Co., a private venture capital firm. Mr. Myers is a director of Encore Paper Company, Inc., HASCO Holdings Corp. and Wisconsin Porcelain, Inc.

FRANK P. SCRUGGS, JR.                                                    AGE: 45

     Mr. Scruggs has been a director since October 1996. Since May 1995, Mr. Scruggs has been an attorney and shareholder in the law firm of Greenberg Traurig specializing in the representation of management in employment and governmental law matters. From 1984 until April 1995, Mr. Scruggs was a partner in the law firm of Steel, Hector & Davis other than during the period from January 1991 to July 1992 when Mr. Scruggs was Secretary of Labor of the State of Florida. Mr. Scruggs is a director of Blue Cross and Blue Shield of Florida, a managed care company.

PETER J. SOLOMON                                                         AGE: 58

     Mr. Solomon has been a director since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited ("PJSC"), an investment banking firm which provided services to the Company in fiscal 1993. In fiscal 1996 and 1997, PJSC performed services for the Company in connection with the proposed merger with Staples, Inc. Since such merger was not consummated, PJSC received no compensation with respect to such services and was only reimbursed for out-of-pocket expenses. From 1985 to 1989, Mr. Solomon was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton Inc. ("Shearson"). From 1981 to 1985, he was a Managing Director at Shearson. Mr. Solomon is a director of Centennial Cellular Corporation, Century Communications, Inc., Monro Muffler/Brake, Inc., Phillips-VanHeusen Corporation and Culbro Corporation.

  Executive Officers who are not Directors.

BARRY J. GOLDSTEIN                                                       AGE: 54

     Mr. Goldstein has been Chief Financial Officer since he joined the Company in May 1987, has served as Executive Vice President--Finance since July 1991 and has served as Secretary since January 1988. From May 1987 until June 1991, he served as Vice President--Finance. Prior to joining the Company, he spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

F. TERRY BEAN                                                            AGE: 49

     Mr. Bean has been Senior Vice President--Commercial Business Unit since August 1997. Prior thereto Mr. Bean served as Executive Vice President--Human Resources since he joined the Company in January 1994. Prior to joining the Company, he was employed by Roses Stores Inc., a mass merchandiser, as Senior Vice President of Human Resources. From 1978 to 1989, he was employed by Federal Express Corp., a shipping company, where he held the position of Vice President of Personnel Services from 1982 through 1989. Prior to 1978, Mr. Bean held human resource management positions with Eaton Corp. and Johnson & Johnson Corp.

RICHARD M. BENNINGTON                                                    AGE: 56

     Mr. Bennington has been Executive Vice President -- Operations and Sales since January 1996, and was Executive Vice President -- Retail Division from July 1991 to January 1996. He joined the Company as a store manager in June 1986 and has served as the Company's Executive Vice President -- Office Depot Store Operations, Vice President -- Operations, District Manager and Director of Store Operations. Prior to joining the Company, he was employed for one year by Mr. How, a chain of home products stores, as a zone manager and held various field operations positions with other specialty and mass merchandise chains.

HARRY S. BROWN                                                           AGE: 50

     Mr. Brown served as Executive Vice President -- Merchandising since he joined the Company in February 1995. Prior to joining the Company, he was employed by Marshall's, an off-price department store chain, where he served in various senior merchandise management positions from 1989 until 1995, most recently as Executive Vice President, Merchandising, Planning and Allocation. From 1980 to 1989, he served in various merchandise management positions within Macy's. Mr. Brown resigned as an officer of the Company as of August 1, 1997.

THOMAS KROEGER                                                           AGE: 48

     Mr. Kroeger has been Executive Vice President -- Human Resources since he joined the Company in July 1997. Prior to joining the Company, he was employed by Sherwin-Williams where he served as Corporate Vice President of Human Resources from October 1987 to July 1997.

WILLIAM P. SELTZER                                                       AGE: 58

     Mr. Seltzer has been Executive Vice President--Systems since joining the Company in August 1992. Prior to joining the Company, he was Senior Vice President--Distribution and Systems of Revco D.S. Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     The Company believes that each of its officers, directors and greater than ten-percent owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1996.

     The Board met nine times during the 1996 fiscal year. The Board has standing Audit, Compensation, Executive and Nominating Committees. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

     The Audit Committee is currently composed of three directors (Mr. Myers, Mr. Defforey and Ms. Cohen). This committee recommends to the Board the appointment of the Company's independent accountants. The committee meets with the independent accountants to discuss the scope of the audit, any nonaudit related assignments, fees, the independence of the accountants, the results of the audit and the effectiveness of the Company's internal accounting controls. The committee reports to the Board. The independent accountants have access to the committee, with or without advising management, to discuss auditing and any other accounting matters. The Audit Committee met three times during the 1996 fiscal year.

     The Compensation Committee is currently composed of three directors (Mr. Hedrick, Mr. Scruggs and Ms. Cohen). This committee recommends action to the Board regarding the salaries and incentive compensation of elected officers of the Company. The committee also reviews the compensation of certain other principal management employees and administers the Company's employee benefit plans. The Compensation Committee (which was composed of Mr. Hedrick and Ms. Cohen during 1996) met three times during the 1996 fiscal year.

     The Executive Committee was established in February 1992 and is currently composed of three directors (Messrs. Fuente, Heskett and Solomon). This committee handles matters arising between regularly scheduled meetings of the Board. The Executive Committee did not meet during the 1996 fiscal year.

     The Nominating Committee is currently composed of two directors (Messrs. Fuente and Solomon). This committee evaluates the performance of incumbent directors, considers nominees recommended by management or stockholders of the Company and develops its own recommendations. The committee will consider nominees recommended by stockholders in accordance with the Company's By-laws. The Nominating Committee met one time during the 1996 fiscal year.

COMPENSATION

     Directors Compensation. Directors who are not salaried employees of the Company receive $15,000 per year plus $2,000 per Board meeting attended and are reimbursed for costs incurred in attending meetings. No additional amounts are paid for service on any committee of the Board. Under the Directors Stock Option Plan, which is a formula plan, directors who are not salaried employees of the Company also each receive options to purchase 7,500 shares of Common Stock per year, with an exercise price per share of fair market value measured on the date of grant. Such options become exercisable in equal proportions on the first, second and third anniversary of their date of grant. Directors who are salaried employees of the Company receive no compensation other than their compensation for such service as employees. Directors who are not salaried employees of the Company are permitted to defer 100% of their cash compensation under the Office Depot Deferred Compensation Plan. Under the Equity Incentive Plan, the amount of options granted to directors and the terms and provisions of options granted to directors are in the discretion of the Compensation Committee.

     Executive Officers Compensation. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the 1994, 1995 and 1996 fiscal years by (i) the Company's Chief Executive Officer,
(ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of the 1996 fiscal year and (iii) one additional individual for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at the end of the 1996 fiscal year (collectively, the "Named Executive Officers") Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                   ----------------------------------   ---------------------------------
                                                                                AWARDS            PAYOUTS
                                                                        -----------------------   -------
                                                                                     SECURITIES
                                                                                       UNDER-
                                                            OTHER       RESTRICTED     LYING                    ALL
                                                            ANNUAL        STOCK       OPTIONS/     LTIP        OTHER
         NAME AND                  SALARY      BONUS     COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
    PRINCIPAL POSITION      YEAR     ($)        ($)         ($)(1)         ($)         (#)(2)       ($)       ($)/(3)
    ------------------      ----   -------   ---------   ------------   ----------   ----------   -------   ------------
David I. Fuente             1996   800,000         -0-       -0-           -0-        165,000       -0-       160,801
  Chief Executive           1995   700,000     280,000       -0-           -0-        125,000       -0-       127,769
  Officer                   1994   625,000    1,250,00       -0-           -0-        125,000       -0-         5,328
F. Terry Bean,              1996   345,000         -0-    39,200           -0-         35,000       -0-        33,843
  Executive Vice            1995   325,000      98,150       -0-           -0-         35,000       -0-        26,194
  President --              1994   300,000     393,600       -0-           -0-        110,000       -0-           -0-
  Human Resources
Richard M. Bennington,      1996   450,000         -0-       -0-           -0-         60,000       -0-        67,734
  Executive Vice            1995   350,000     108,500       -0-           -0-         35,000       -0-        52,508
  President --              1994   300,000     396,000       -0-           -0-         35,000       -0-         2,958
  Operations and Sales
Harry S. Brown(4)           1996   400,000         -0-       -0-           -0-         40,000       -0-        68,481
  Executive Vice            1995   302,885     134,400       -0-           -0-         95,000       -0-        52,433
  President--               1994       -0-         -0-       -0-           -0-            -0-       -0-           -0-
  Merchandising and
    Marketing
Barry J. Goldstein,         1996   400,000         -0-       -0-           -0-         40,000       -0-        53,878
  Executive Vice            1995   350,000     109,200       -0-           -0-         35,000       -0-        43,122
  President --              1994   300,000     393,600       -0-           -0-         35,000       -0-         2,958
  Finance, Chief Financial
    Officer and Secretary
Judith Rogala(5),           1996   350,000         -0-    39,200           -0-            -0-       -0-        76,056
  Executive Vice            1995   350,000         -0-       -0-           -0-         35,000       -0-        46,335
  President --              1994   193,821     192,000       -0-           -0-         60,000       -0-           -0-
  Business Services
    Division

---------------

(1) Other Annual Compensation items for persons named in the summary compensation table were not reportable in 1996, 1995 and 1994 except for Mr. Bean and Ms. Rogala in 1996.
(2) Options granted have been adjusted to reflect a three-for-two stock split in 1994.

(3) Amounts reported represent insurance premiums paid by the Company for the benefit of the Named Executive Officers under a split-dollar life insurance policy and matching contributions under the Company's Retirement Savings Plan, a defined contribution plan.
(4) Mr. Brown joined the Company as Executive Vice President -- Merchandising in February 1995. Mr. Brown was compensated in 1995 at an annualized base salary of $350,000. Mr. Brown resigned as an officer of the Company as of August 1, 1997.
(5) Ms. Rogala joined the Company as Executive Vice President-Business Services Division in June 1994. Ms. Rogala resigned from the Company effective January 1996.

     The following table sets forth information with respect to all options granted in fiscal 1996 under the Option Plan to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS                                   GRANT DATE VALUE
--------------------------------------------------------------------------------   -----------------
                            NUMBER OF     PERCENT OF
                            SECURITIES      TOTAL
                            UNDERLYING   OPTIONS/SARS
                             OPTIONS/     GRANTED TO    EXERCISE OR                   GRANT DATE
                               SARS      EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE(2)
           NAME             GRANTED(1)   FISCAL YEAR      ($/SH)         DATE             ($)
           ----             ----------   ------------   -----------   ----------   -----------------
David I. Fuente...........   165,000         8.35          14.25       7/19/06          886,974
F. Terry Bean.............    35,000         1.77          14.25       7/19/06          188,146
Richard M. Bennington.....    60,000         3.04          14.25       7/19/06          322,536
Harry S. Brown............    40,000         2.02          14.25       7/19/06          215,024
Barry J. Goldstein........    40,000         2.02          14.25       7/19/06          215,024
Judith Rogala.............       -0-          -0-            -0-            --              -0-

---------------

(1) All options granted in fiscal 1996 vest in three equal installments on July 19, 1997, July 19, 1998 and July 19, 1999 and were not awarded with tandem stock appreciation rights ("SARs"). In order to prevent dilution or enlargement of rights under the options, in the event of a merger or any other reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common Stock the number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations, advance (i) the date on which an option shall become exercisable by the grantee and (ii) the grantee's right to designate an Appreciation Date for any SAR.
(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1996 by the Company to the executive officers listed above. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $5.38. The following facts and assumptions were used in making such calculation: (i) an exercise price of $14.25 for each such stock option; (ii) a fair market value of $14.25 for one share of Common Stock on the date of grant; (iii) a dividend yield of 0%; (iv) a stock option term of 10 years; (v) a stock volatility of 25.00% based on an analysis of weekly stock closing prices of Common Stock during the fourth quarter of 1996; and (vi) an assumed risk-free interest rate of 6.38% which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $5.38 for each stock option was multiplied by the total number of stock options granted to each of the executive officers listed above to determine the total grant date present value of such stock options granted to each such executive officer, respectively.

     The following table sets forth information with respect to all options exercised in fiscal 1996 and the year-end value of unexercised options held by the Named Executive Officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF             VALUE OF
                                                         SECURITIES UNDERLYING     UNEXERCISED
                                                              UNEXERCISED          IN-THE-MONEY
                                                            OPTIONS/SARS AT      OPTIONS/SAR'S AT
                                                            FISCAL YEAR-END      FISCAL YEAR-END
                                                         ---------------------   ----------------
                            SHARES ACQUIRED    VALUE         EXERCISABLE/          EXERCISABLE/
                              ON EXERCISE     REALIZED       UNEXERCISABLE        UNEXERCISABLE
           NAME                   (#)           ($)             (#)(1)                ($)(1)
           ----             ---------------   --------   ---------------------   ----------------
David I. Fuente...........        -0-          -0-0             990,156             7,142,568
                                                                290,001               618,750
F. Terry Bean.............        -0-           -0-              84,999                   -0-
                                                                 95,002               131,250
Richard M. Bennington.....        -0-           -0-             208,753             1,275,941
                                                                 95,001               225,000
Harry S. Brown............        -0-           -0-              31,666                   -0-
                                                                103,334               150,000
Barry J. Goldstein........        -0-           -0-             340,034             2,545,386
                                                                 75,001               450,000
Judith Rogala.............        -0-           -0-              51,665                   -0-
                                                                    -0-                   -0-

---------------

(1) The first number shown for each officer represents exercisable options, and the second number represents unexercisable options.

EMPLOYMENT AGREEMENTS

     Each of the Named Executive Officers (other than Judith Rogala) entered into employment agreements with the Company in September 1996 (each a "Change of Control Employment Agreement"). Each Change of Control Employment Agreement provides that if (but only if) the Company undergoes a Change of Control (as defined in such employment agreement), during the Change of Control Period (as defined below), the executive will be entitled to certain employment rights; a minimum annual base salary and bonus; participation rights in the Company's incentive, savings, retirement and welfare benefit plans; and certain payments and other benefits upon termination of employment in certain circumstances. As used above, "Change of Control Period" means the period commencing on the date of the employment agreement and ending on the third anniversary thereof, provided that the Change of Control Period will be automatically extended unless earlier terminated by the Company. The purpose of the employment agreements is to assure the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a Change of Control.

     The Change of Control Employment Agreements provide for the employment of the executive for the twelve-month period following a Change of Control (the "Employment Period") on terms comparable to those the executive enjoyed immediately prior to the Change of Control. If, during the Employment Period, the Company terminates an executive's employment other than for cause, the executive terminates his own employment for good reason or the executive's employment is terminated due to his death or disability, the executive will be entitled to a lump sum cash payment of (a) the sum of (i) the executive's accrued but unpaid salary through the termination date and (ii) a pro rata portion of the higher of the executive's highest bonus under any of the Company's annual incentive bonus plans during the last three full fiscal years prior to the Change of Control and the annualized annual bonus paid or payable for the most recently completed fiscal year (such higher amount being referred to as the "Highest Annual Bonus") plus (b) two (in the case of Mr. Bean) or three (in the case of Messrs. Fuente, Goldstein and Bennington) times the sum of such executive's annual base salary and Highest Annual Bonus, plus (c) the equivalent of the amount the executive would have received under the Company's retirement plans had he continued to be employed by the Company for two or three years, respectively, as the case may be, following his termination. Moreover, under the Change of Control Employment Agreements if the Company terminates an executive's employment other than for cause or the executive terminates his own employment for good reason, the executive and his family will continue to receive the Company's welfare benefits for two or three years, respectively, as the case may be, following such termination date. Each executive will receive a smaller payment and benefit rights (as described in the Change of Control Employment Agreements) if terminated for cause or if the executive terminates his own employment for other than good reason. The Change of Control Employment Agreements further provide for the payment of a "gross up" payment in the event that the payments set forth above are subject to the excise tax imposed by
Section 4999 of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board is comprised of three directors, currently Mr. Hedrick, Mr. Scruggs and Ms. Cohen. During 1996, the Compensation Committee was comprised of Mr. Hedrick and Ms. Cohen. No such director is or was an officer of the Company or any of its subsidiaries, no executive officer of the Company serves or served on the compensation committee of another entity (i) one of whose executive officers served on the Compensation Committee of the Company or (ii) one of whose executive officers served as a director of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON 1996 EXECUTIVE COMPENSATION

     The Company's compensation philosophy is to motivate employees to enhance stockholder value. The Company's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives, primarily through the use of "at risk" compensation strategies.

     The Company's compensation program for executive officers consists of three main components: (1) competitive base salaries, (2) annual cash incentives based on overall Company performance and, with respect to those executives who are not designated as eligible to participate in the Office Depot, Inc. Designated Executive Incentive Plan (the "Designated Executive Plan"), individual performance criteria established pursuant to the Office Depot Management Incentive Plan (the "Management Plan," and, together with the Designated Executive Plan, the "Bonus Plans"), and (3) stock option awards intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests. The second and third components constitute "at risk" elements of each executive's total compensation. During the 1996 fiscal year, the Compensation Committee utilized the services of an independent consultant to assist in the analysis of all three compensation components.

     Base Salary. The Compensation Committee determines base salaries for executive officers utilizing market data developed by its independent consultant which focuses on other high performance and specialty retail companies. The survey focused on companies with annual revenues in the $4-$6 billion range. A number of the companies included in the comparison base for establishing executive pay levels were included in the S&P Retail Stores Composite and in the S&P 500. The Committee targets the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

     The 1996 base salary for Mr. Fuente, Chairman and Chief Executive Officer, increased by $100,000, a 14% increase over his 1995 base salary. Salaries for the five other Named Executive Officers (as defined) as a group rose by $220,000, or 13%, over their 1995 base pay. These increases in salaries for the Chief Executive Officer and the five other Named Executive Officers position these executives at approximately the median for their peer group and reflect the increase in responsibilities consistent with the Company's growth.

     Annual Bonus. The bonus compensation of the Company's executive officers is determined pursuant to the Bonus Plans. These Bonus Plans provide for cash awards to eligible participants, based upon objectives determined each year. Eligible participants under the Management Plan are generally salaried employees, including executive officers, who have been employed by the Company through the end of the related fiscal year. Under the Designated Executive Plan, eligible participants are defined to include those key employees of the Company who have been identified by the Board. Executive Officers who participate in the Designated Executive Plan can not participate in the Management Plan. The objective of the Bonus Plans is to enhance stockholder value by rewarding employees for the attainment of the Company's financial objectives and, in the case of the Management Plan, for the attainment of specific individual goals linked to specified strategic elements of the business. By extending annual bonuses deep into the organization, all managerial employees are motivated to help achieve the Company's profit objectives as well as other key strategic initiatives of the Company.

     Awards under the Bonus Plans are expressed as a percentage of base salary. These awards are a function of (i) the participant's level of responsibility,
(ii) the Company's financial performance for the year, and (iii) in the case of the Management Plan, the participant's individual performance for the year, as measured by specified goals established for such participant. The Company has reserved the discretionary power under the Management Plan to defer payment under such plan for up to 24 months after the date payment would otherwise be made to the extent necessary to prevent a participant's includible compensation from exceeding the $1 million limit under Section 162(m) for any given year.

     Under the Management Plan, performance is measured in connection with attainment of specific earnings per share objectives as well as individual goals that are established by the participant and his or her immediate supervisor. Individual goals include targets which are above and beyond the participant's normal job functions. Under the Designated Executive Plan, there are no individual goals or targets and performance is measured only in connection with attainment of specific objectives based on one or more of the following five measurements of the Company's performance, as determined by the Compensation Committee in the first quarter of each year and as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. The maximum bonus amount payable under the Designated Executive Plan in any single year to any single officer is $2 million. The goals of and awards to the Chief Executive Officer, the President, and the executive officers of the Company under the Bonus Plans are approved by the Compensation Committee.

     Actual 1996 earnings per share (on a fully diluted basis) were $.80 compared to $.83 in 1995, or a decrease of 4%, which resulted in no bonus payments being made to anyone in the executive officer group under either the Management Plan or the Designated Executive Plan.

     For 1996, potential incentive awards to the executive officers participating in the Management Plan (everyone except the Chief Executive Officer) were based on earnings per share objectives and specific individual objectives as established by the Chief Executive Officer and approved by the Compensation Committee. The incentive opportunities for the executive officers pursuant to the Management Plan are calculated as a percentage of base salary, with a minimum award if earnings per share equaled $1.00 to twice the maximum award otherwise payable if the Company's earnings per share exceed the "stretch" goal (the most aggressive target level) established by the Compensation Committee. For 1996, the Named Executive Officers as a group did not receive any bonuses pursuant to the Management Plan. For 1996, Mr. Fuente, Chairman and Chief Executive Officer, the only participant in the Designated Executive Plan last year, received no bonus under the Designated Executive Plan.

     This emphasis on "at risk" compensation is consistent with the Company's compensation philosophy and supports continued creation of stockholder value.

     Stock Based Incentive Program. The objective of stock option awards is to motivate grantees to maximize long-term growth and profitability of the Company. Grantees can recognize value from options granted only if the Company's stock price increases after the date on which such options are granted, since the exercise price of options granted must at least equal the fair market value of the Company's stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of stockholders.

     Grants of options to the Company's executive officers and other key employees in fiscal 1996 were made pursuant to the Omnibus Equity Plan. Grants of options under the Omnibus Equity Plan are generally made annually. The Compensation Committee determined the grant levels for grants to the Chief Executive Officer and the executive officers of the Company after taking into consideration prior year's grants, the organizational impact of the participant and the level of emphasis the Company placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization.

     Based on the Black-Scholes option pricing model, the present value at date of grant of Mr. Fuente's 1996 stock options represented 48% of his total 1996 compensation. The total "at risk" portion, stock options plus annual bonus, represented 48% of his total 1996 compensation.

     Stock option awards granted to the other Named Executive Officers for 1996 represented 30% of the total 1996 compensation for such officers. The total "at risk" portion, stock options plus annual bonus, for the other Named Executive Officers represented 30% of the total 1996 compensation for such officers.

     Deferred Compensation Plan. The Company's executive officers and other key employees are permitted to defer up to 25% of their base salaries and up to 100% of their bonuses under the Office Depot, Inc. Deferred Compensation Plan. Deferrals may generally be made for any period of time selected by the executive, but the Company has the right to further defer payouts under the plan in order to avoid exceeding the $1 million limit under Section 162(m) of the Code on executive compensation. Although the plan allows the Company to make additional matching deferrals and incentive contributions at its discretion, no such contributions were made under the plan for 1996 and no such contributions are contemplated for 1997.

     Split Dollar Life Insurance. Effective April 1995, the Corporation made available to its executive officers the opportunity to purchase whole life insurance policies, with the premiums payable by the Company. If the Company's assumptions regarding mortality, dividends and other factors are realized, the Company will recover all of its payments for premiums either from death benefits or from the executive, if the policy is transferred to the executive.

     Senior Management Deferred Compensation Plan. The Company has implemented the Senior Management Deferred Compensation Plan (a non qualified retirement savings plan) to provide its executive officers and other management and sales executives the opportunity to defer retirement savings in addition to those amounts which may be deferred under the Office Depot Retirement Savings Plan (401(k)). The Senior Management Deferred Compensation Plan allows the Company to supplement the Company's matching contributions, which are limited under the Office Depot Retirement Savings Plan (401(k)) pursuant to provisions of the Code.

     Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Named Executive Officers. The Company has structured the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and annual bonus) in a manner intended to comply with Section 162(m). The Compensation Committee intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Compensation Committee believes stockholder interests are best served by retaining flexibility of approach.

                                          Report of Compensation Committee

                                          W. Scott Hedrick, Chairman
                                          Cynthia R. Cohen, Member

COMMON STOCK PERFORMANCE

     The graph shown below compares the cumulative total stockholder return on the Company's Common Stock since December 31, 1991 with the S&P 500 Index and the S&P Retail Stores Composite Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG OFFICE DEPOT, INC., THE S&P 500 INDEX
                   AND THE S&P RETAIL STORES COMPOSITE INDEX

                                                                              S&P RETAIL
         MEASUREMENT PERIOD             OFFICE DEPOT,                        STORES COM-
        (FISCAL YEAR COVERED)                INC.            S&P 500            POSITE
12/91                                               100               100               100
12/92                                               134               108               118
12/93                                               200               118               113
12/94                                               210               120               103
12/95                                               175               165               115
12/96                                               159               203               136

CERTAIN TRANSACTIONS

     On April 24, 1991, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Carrefour, pursuant to which the Company agreed to sell to Carrefour 6,435,000 newly issued shares of the Company's Common Stock at a price of $6.23 per share (the "Carrefour Transaction"). Such shares were issued to Fourcar, a wholly-owned indirect subsidiary of Carrefour. The Carrefour Transaction was consummated on June 7, 1991 and resulted in proceeds to the Company of $40,040,000. Fourcar subsequently purchased additional shares in the market. In August 1995, 15,500,000 shares of the Company's Common Stock were offered pursuant to a public offering whereby 2,000,000 shares were sold by the Company and 13,500,000 shares were sold by Fourcar (the "Offerings"). Following the completion of the Offerings, Fourcar continued to own 9,192,600 shares of Common Stock (approximately 5.8% of the then issued and outstanding shares). In addition, Carrefour has agreed not to compete with the Company in the retail office products supply business in a large volume, warehouse or discount store format in North America. In June 1995, the Company entered into a joint venture agreement with Carrefour to own and operate office supply stores in France using a format similar to that utilized by the Company in its U.S. stores. The joint venture is owned 50% by Carrefour and 50% by the Company. The joint venture opened its first two stores in France in 1996. Herve Defforey, who is a director of the Company, has served as Member of the executive board in charge of Finance and Administration of Carrefour and, is a director of the joint venture.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy materials for the Company's 1998 Annual Meeting of Stockholders should be addressed to the Corporate Secretary at the Company's principal executive offices, 2200 Old Germantown Road, Delray Beach, Florida 33445, and must be received by the Company on or before December 27, 1997.

OTHER MATTERS

     It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of the Company's management.

                                   APPENDIX A

                               OFFICE DEPOT, INC.
                        LONG-TERM EQUITY INCENTIVE PLAN

1. PURPOSE.

     This plan shall be known as the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Office Depot, Inc. (the "Company") and its Subsidiaries by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2. DEFINITIONS.

     (a) "BOARD OF DIRECTORS" and "BOARD" mean the board of directors of Office Depot.

     (b) "CAUSE" means the occurrence of one of the following events:

          (i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

          (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

          (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

          (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

     (c) "CHANGE IN CONTROL" means, except as may otherwise be provided by the Committee, the occurrence of one of the following events:

          (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; provided, however, a Change of Control shall not be deemed to have occurred (A) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) if the corporate existence of the Company is not affected and following the merger or consolidation the Company's chief executive officers retain their positions with the Company and the directors of the Company prior to such merger or consolidation constitute at least a majority of the board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and
Section 162(m) of the Code.

     (f) "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (h) "EXEMPT PERSON" means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

     (i) "FAIR MARKET VALUE" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

     (j) "INCENTIVE STOCK OPTION" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

     (k) "NON-EMPLOYEE DIRECTOR" has the meaning given to such term in Rule 16b-3 under the Exchange Act.

     (l) "NONQUALIFIED STOCK OPTION" means any stock option other than an Incentive Stock Option.

     (m) "OTHER COMPANY SECURITIES" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

     (n) "PRIOR PLAN(S)" means the Office Depot, Inc. Omnibus Equity Plan, the Office Depot, Inc. Directors Stock Option Plan or any other plan which these plans subsumed or replaced.

     (o) "RETIREMENT" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

     (p) "SUBSIDIARY" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

     The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4. SHARES AVAILABLE FOR THE PLAN.

     Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan (the "Shares") shall equal the excess (if any) of 10,212,500, over (i) the number of shares of Common Stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common Stock in respect of which options and stock appreciation rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common Stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan or any Prior Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan or any Prior Plan, related SARs are exercised.

     Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. PARTICIPATION.

     Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Incentive Stock Options or Nonqualified Stock Options, SARs , alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may
be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. INCENTIVE AND NONQUALIFIED OPTIONS.

     The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 500,000 shares; provided, however, notwithstanding the foregoing, if an eligible participant was not an employee of the Company prior to January 1 of such calendar year, the Committee may grant such participant options or SARs to purchase a number of shares of Common Stock not to exceed 750,000 shares during such calendar year. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Nonqualified Stock Options.

     (a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

     (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

     (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of or performed other services for the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

     (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiary Corporations (as defined in Section 424 of the Code) may not exceed $100,000.

     (e) Termination; Change in Control. Except as may otherwise be provided by the Committee:

          (i) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to the death of the participant, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of 18 months from the date of such death but in no event after the expiration date of the options or SARs.

          (ii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 18 months after the date of Retirement, but in no event after the expiration date of the options or SARs and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.

          (iii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant's options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

          (iv) If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Retirement or Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, at its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

          (v) If there is a Change in Control, all of the participant's options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

     (f) Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7. STOCK APPRECIATION RIGHTS.

     The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

     No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

     SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised (less any applicable taxes). The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

     All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8. RESTRICTED STOCK.

     The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise provided in the third paragraph of this
Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

     The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

     Except as may otherwise be provided by the Committee, (a) immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse, and (b) at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9. PERFORMANCE AWARDS.

     Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a "performance cycle"). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

     The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

     The Committee shall establish performance goals and objectives for each performance cycle on the basis of one or more of the following five measurements of the Company's performance for the relevant period, as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable to the extent permitted under Section 162(m) of the Code.

     The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

     A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, (a) if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death or Retirement prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle and (b) in the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

10. WITHHOLDING TAXES.

     (a) Participant Election. The Committee may provide that, a participant may be permitted to elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in
Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

     (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan, to the payment of any SAR or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

11. WRITTEN AGREEMENT; VESTING.

     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee may otherwise provide and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. TRANSFERABILITY.

     Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13. LISTING, REGISTRATION AND QUALIFICATION.

     If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

     It is the intent of the Company that the Plan comply in all respects with
Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Section 162(m), as the case may be.

14. TRANSFER OF EMPLOYEE.

     The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. ADJUSTMENTS.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in
Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

16. TERMINATION AND MODIFICATION OF THE PLAN.

     The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

     The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

18. COMMENCEMENT DATE; TERMINATION DATE.

     The date of commencement of the Plan shall be October 1, 1997, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, no Incentive Stock Options shall be issued under this plan after the close of business on September 30, 2007. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

19. GOVERNING LAW.

     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.

                                  APPENDIX B

PROXY
                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                             DELRAY BEACH, FL 33445

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints David I. Fuente and Barry J. Goldstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on August 19, 1997, at the annual meeting of shareholders to be held on October 1, 1997 or any adjournment thereof.

1.    ELECTION OF DIRECTORS

      [ ] FOR all of the nominees listed below (except         [ ] WITHHOLD AUTHORITY
          as marked in the space provided below)                   to vote for all of the nominees listed below


       Cynthia R. Cohen, Herve Defforey, David I. Fuente, W. Scott Hedrick, James L. Heskett, John C. Macatee,
       Michael J. Myers, Frank P. Scruggs, Jr. and Peter J. Solomon

       (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

----------------------------------------------------------------------------------------------------------------


2.     PROPOSAL TO APPROVE THE AMENDMENT TO THE OFFICE DEPOT, INC. DESIGNATED EXECUTIVE INCENTIVE PLAN

                      [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

3.     PROPOSAL TO APPROVE THE AMENDMENTS TO THE OFFICE DEPOT, INC. OMNIBUS EQUITY PLAN AND THE GRANT OF THE
       JULY 1997 OPTIONS

                      [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

4.    PROPOSAL TO APPROVE THE OFFICE DEPOT, INC. LONG-TERM EQUITY INCENTIVE PLAN

                      [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

5.     PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                      [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

6.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                            Please sign exactly as name appears below. When
                                                            shares are held by joint tenants, both should sign.
                                                            When signing as attorney, executor, administrator,
                                                            trustee or guardian, please give full title as such.
                                                            If a corporation, please sign in full corporate name
                                                            by President or other authorized officer. If a
                                                            partnership, please sign in partnership name by
                                                            authorized person.


                                                            --------------------------------------------
                                                                              Signature


                                                            --------------------------------------------
                                                                        Signature if held jointly

                                                            DATED: ______________________________, 1997



             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

